EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statements No. 33-41604, No. 33-54404, No. 333-166577 and No. 333-166594 on Form S-8, in Post-Effective Amendment No. 1 to Registration Statement No. 33-25581 on Form S-8 and in Registration Statements No. 333-104559, No. 333-122342, No. 333-122448, No. 333-124298, No. 333-142418, No. 333-166916, No. 333-166914 and No. 333-198994 on Form S-3 of our reports dated February 28, 2017, relating to (1) the consolidated financial statements and financial statement schedules of Weingarten Realty Investors and subsidiaries (the "Company") (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of ASU 2014-08), and (2) the effectiveness of the Company's internal control over financial reporting, appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2016.
/s/ Deloitte & Touche LLP

Houston, Texas
February 28, 2017